UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2005

                                COMPUPRINT, INC.
             (Exact name of registrant as specified in its charter)

       NORTH CAROLINA                 333-90272              56-1940918
(State or other jurisdiction         (Commission            (IRS Employer
      of incorporation)              File Number)          Identification No.)

              99 Park Avenue, 16th Floor, New York, New York 10016
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 286-9197

                                 Not applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

|_| Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(d)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c)).

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Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

(a) Securities Purchase Agreement

On June 30, 2005, the Company entered into an agreement with Enficon Establishment, a Liechtenstein company, for the sale of up to a principal amount of $5 million in 6% convertible debentures due December 31, 2007. On July 5, 2005, the investor purchased a $2 million debenture. The Company is to allocate $1 million of the proceeds of the sale of the $2 million debenture to further an exploration agreement with the investor, with the balance to be used for working capital.

At the Company's discretion, the Company can send notice prior to August 1, 2005 requiring the investor to purchase a further $1 million debenture, and upon the investor's failure to do so, the investor loses rights to purchase any additional debenture under the agreement.

If the investor fulfills its obligation to purchase the $1 million debenture, the Company can send notice to the investor requesting the purchase of a further $2 million debenture at a future date. The Company is to allocate the proceeds of that additional $2 million debenture to further an exploration agreement with the investor.

The debentures are convertible into shares of the Company's common stock at $1.00 per share. Interest accrues on the principal amount of the debenture at the simple rate of 6% per year from the date of issuance. Interest is payable at maturity. In the event of conversion of the debenture, in whole or in part, the holder forfeits any accrued interest on the converted principal amount. The debenture is subject to a mandatory conversion in the event that the Company's non-insider common stock trades in the public securities market at a price of $2.00 per share or more with a mean average weekly volume of 250,000 shares or more in eight (8) consecutive weeks. In connection with this sale of securities, the Company granted the investor certain registration rights, agreeing to include, in a registration statement that the Company files, the resale of restricted shares underlying the debentures that the investor purchased.

(b) Exploration Agreement

On June 30, 2005, the Company entered into an agreement with Enficon Establishment, a Liechtenstein company, for the formation, operation, financing and development of a business entity in connection with the exploration of certain natural resource deposits in the State of Nevada. The plan is to pursue acquisition of the leases related to oil rights in certain properties in a designated area of Nevada to implement an exploration program for the drilling of three wells. The Company is to provide up to $3 million in funding for the project, and, Enficon is to provide up to $3 million as capital contribution in furtherance of the project. Assuming such funding, Enficon would have a 50% interest as a limited partner in a limited partnership, to be formed, of which an affiliate of the Company would be the general partner. To the extent that Enficon contributes less than the amount contributed to the partnership by the Company, Enficon's equity interest in the project will be diluted. To the extent that additional third-party financing is required, the equity interest in the project of the Company or Enficon, or both, may be diluted.

The Company agreed to grant Enficon, subject to Enficon's satisfaction of certain conditions, a non-assignable first right of refusal for the providing of funding to projects that the Company may agree to finance utilizing affiliated entities. The first right of refusal is conditioned upon the investment of $5 million dollars in the Company by Enficon for the purchase of 5 million shares of the Company's common stock, and the first right of refusal is of no effect until Enficon has timely paid for and converted in full the total of $5 million of convertible debentures, as provided for in the Securities Purchase Agreement dated June 30, 2005, and is of no effect until Enficon has also provided the full amount equal to the amounts paid by the Company to fund the contemplated limited partnership pursuant to the exploration agreement, up to $3 million in capital to be paid in to the limited partnership by Enficon. Once effective, the first right of refusal is to last so long as Enficon retains ownership of the majority of the 5 million shares of CPPT common stock received pursuant to conversion of the convertible debentures referenced in the Securities Purchase Agreement dated June 30, 2005; and, the first right of refusal is forfeited if Enficon declines to fund two projects that are subsequently funded on the terms Enficon declined, or if Enficon agrees to fund a project but fails to finally fund the project.


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

(c) Employment Agreement with Dmitry Vilbaum

The Company entered into a three-year employment agreement with Dmitry Vilbaum to serve as Chief Operating Officer, effective as of June 13, 2005. His current annual base salary is at the rate of $125,000 per year. His salary is to increase to the rate of $185,000 per year during the term of employment following the first month in which the Company's revenues from operations during such fiscal year exceeds $5,000,000; and, his salary shall increase to the rate of $245,000 per year during the term of employment following the first month in which the Company's revenues from operations during such fiscal year exceeds $10,000,000. If, however, the Company's revenues subsequently decrease to below either of such levels in any twelve month period, his salary is to revert to its former level during such period. Mr. Vilbaum is entitled to any bonus as may be determined by the Board of Directors. He is also entitled to receive reimbursement for reasonable travel and other business related expenses, four weeks vacation, and medical and dental insurance.

In connection with the employment agreement, the Company granted Mr. Vilbaum stock options to purchase 413,333 shares of the Company's common stock. The stock options are exercisable for five years at $0.80 per share. The stock options are to vest, subject to conditions of services to the Company, as follows: options to purchase 310,000 shares vest on June 13, 2006; additional options to purchase 51,667 shares vest on June 13, 2007; and the remaining options to purchase 51,666 shares vest on June 13, 2008.

The employment agreement provides for termination for cause. During the first year of employment, if the employment is to be terminated, Mr. Vilbaum is entitled to 90 days advance notice and 90 days of severance pay. The stock options will vest earlier if Mr. Vilbaum is terminated without cause.

(d) Option Agreement

On June 29, 2005, the Company entered into an agreement with Dmitry Vilbaum, pursuant to which the Company issued stock options to purchase 500,000 shares of the Company's common stock. The stock options are exercisable for five years at $1.00 per share. The stock options are to vest, subject to conditions of services to the Company, as follows: options to purchase 375,000 shares vest on June 29, 2006; additional options to purchase 62,500 shares vest on June 29, 2007; and the remaining options to purchase 62,500 shares vest on June 29, 2008.

(e) Option Agreement

On May 20, 2005, the Company entered into an agreement with Kenneth Oh, pursuant to which the Company issued stock options to purchase 250,000 shares of the Company's common stock. The stock options are exercisable for five years at $0.80 per share. The stock options are to vest, subject to conditions of services to the Company, as follows: options to purchase 187,500 shares vest on May 20, 2006; additional options to purchase 31,250 shares vest on May 20, 2007; and the remaining options to purchase 31,250 shares vest on May 20, 2008.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to the disclosures provided above in Item 1.01(a), (b), (c),
(d) and (e) of this Form 8-K, with respect to the Company's issuances of securities. The issuances of the securities were made in reliance upon an exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) under the Securities Act.


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

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of June 1, 2005, Dan Brecher, the Company's Secretary, was appointed Managing Director.

Effective as of June 1, 2005, Kenneth Oh was appointed the Company's Secretary, replacing Mr. Brecher. Mr. Oh is a practicing attorney. From 1998 through the present, Mr. Oh has been an attorney with Law Offices of Brecher. Law Offices of Dan Brecher serves as legal counsel to the Company. Mr. Oh graduated from Pomona College with a B.A. degree in 1993, and from Fordham University with a J.D. degree in 1997. Reference is made to the disclosures provided above in Item 1.01(e) of this Form 8-K, with respect to the Company's issuance of stock options to Mr. Oh.

Effective as of June 13, 2005, Dmitry Vilbaum was appointed the Company's Chief Operating Officer. From March 2001 to June 2005, Mr. Vilbaum was employed by Deutsche Bank where he held various positions in the bank's information technology department. From January 1996 through March of 2001, Mr. Vilbaum served as the president of Anyent, Inc., a consulting company providing information technology services to major Wall Street corporations, such as Citibank, Deutsche Bank, Newbridge Securlties, Deloitte & Touche LLP., as well as technology companies, such as Compaq and MatchBlade Technologies. Mr. Vilbaum received a Bachelor of Engineering degree in 1995 from the City University of New York. Reference is made to the disclosures provided above in Item 1.01(c) and (d) of this Form 8-K, with respect to the Company's employment agreement with Mr. Vilbaum, and the Company's issuances of stock options to Mr. Vilbaum.

Neither Mr. Oh nor Mr. Vilbaum serves as a director of another reporting company. Neither Mr. Oh nor Mr. Vilbaum has a family relationship with any director, executive officer, or nominee to become a director or an executive officer of the Company. Neither Mr. Oh nor Mr. Vilbaum during the past five years has been: involved in a bankruptcy petition or a pending criminal proceeding; convicted in a criminal proceeding (excluding traffic and minor offenses); subject to any order, judgment, or decree, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or found by a court, the SEC or the CFTC to have violated a federal or state securities or commodities law.


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

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number   Description of Exhibit

10.1*            Option Agreement, dated May 20, 2005
10.2*            Employment Agreement with Dmitry Vilbaum
10.3*            Option Agreement, dated June 29, 2005
10.4*            Securities Purchase Agreement, dated June 30, 2005
10.5*            Form of Debenture - Exhibit A to Securities Purchase Agreement,
                 dated June 30, 2005
10.6*            Tierra Nevada Exploration Corporation Agreement, dated June
                 30, 2005
----------
* Filed herewith.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    COMPUPRINT, INC.

Date: July 6, 2005                  By: /s/ Roman Rozenberg
                                        -------------------------------------
                                        Roman Rozenberg, Chief Executive Officer


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